Exhibit 1.1

Execution Version

6,571,428 SHARES of Common Stock

COGNITION THERAPEUTICS, INC.

UNDERWRITING AGREEMENT

March 11, 2024

Titan Partners Group LLC, a division of American Capital Partners, LLC

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

c/o Titan Partners Group LLC, a division of American Capital Partners, LLC

4 World Trade Center, 29th Floor

New York, NY 10007

Ladies and Gentlemen:

The undersigned, Cognition Therapeutics, Inc., a company incorporated under the laws of Delaware (collectively with its subsidiary and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Cognition Therapeutics, Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which Titan Partners Group LLC, a division of American Capital Partners, LLC is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Shares as soon as the Representative deems it advisable to do so. The Public Shares are to be initially offered to the public at the public offering price set forth in the Prospectus Supplement.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Shares and, if any, the Option Shares in accordance with this Agreement.

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means 6:45 p.m. (New York City time) on the date of this Agreement.

“Base Prospectus” means the prospectus in the form in which it was filed with the Commission in connection with the Initial Registration Statement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day (or third (3rd) Trading Day if this Agreement is executed after 4:00 p.m. (New York City time) but prior to 11:59 p.m. (New York City time)) following the date hereof or at such other time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Ernst & Young, with offices located at 2005 Market St, Philadelphia, PA 19103.

“Company Counsel” means Goodwin Procter LLP, with offices located at One Commerce Square, 2005 Market St 32nd Floor, Philadelphia, PA 19103.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiary, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing, with jurisdiction over the Company.

“IAIs” means institutions that are accredited investors as defined in Rule 501(a) under the Securities Act.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Initial Registration Statement” means the Registration Statement at the time it originally became effective.

“Law” means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority with jurisdiction over the Company, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the persons listed on Exhibit B attached hereto, in the form of Exhibit A attached hereto.

“Lock-Up Period” means the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus.

“Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically).

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Mintz” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 919 Third Avenue, New York, New York 10022.

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission relating to the Offering.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened .

“Prospectus” means the final prospectus for the Offering filed for the Registration Statement.

“Prospectus Delivery Period” shall have the meaning ascribed to such term in Section 4.2(a).

“Prospectus Supplement” means the final prospectus supplement (including the Base Prospectus as so supplemented), in the form filed with the Commission complying with Rule 424(b) under the Securities Act that is filed with the Commission.

“Public Shares” means, collectively, the Closing Shares and, if any, the Option Shares.

“QIBs” means qualified institutional buyers as defined in Rule 144A.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-3 (File No. 333-268992) with respect to the Public Shares, each as amended as of the date hereof, including the Prospectus and Prospectus Supplement, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement, and includes any Rule 462(b) Registration Statement.

“Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Public Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Public Shares, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement.

“Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are QIBs and/or IAIs, as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Public Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission promulgated under the Securities Act.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses , if any, identified on Schedule II hereto and the pricing information set forth on Schedule III hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, with offices located at 55 Challenger Rd, Ridgefield Park, NJ 07660, and any successor transfer agent of the Company.

“Underwriter Information” means information that appears under the heading “Price Stabilization, Short Positions and Penalty Bids” in the Underwriting section of the Prospectus.

ARTICLE II.
PURCHASE AND SALE

2.1            Closing.

(a)            Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 6,571,428 shares of Common Stock, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof;

(b)            The aggregate purchase price for the Closing Shares to be purchased by each Underwriter shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The purchase price for one Closing Share shall be $1.6275 per Closing Share (which represents an underwriting discount of 7.0% of the purchase price per Closing Share offered to investors) (the “Share Purchase Price”); and

(c)            On the Closing Date, the Representative shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the Underwriters’ aggregate Closing Purchase Price and the Company shall deliver to, or as directed by, such Representative, on behalf of the Underwriters, the Closing Shares and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Mintz or such other location as the Company and Representative shall mutually agree. The Public Shares are to be offered to the public at the offering price set forth on the cover page of the Prospectus Supplement (the “Offering”).

2.2            Over-Allotment Option.

(a)            For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Shares, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 985,714 shares of Common Stock (the “Option Shares”) at the Share Purchase Price.

(b)            In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c)            The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Mintz or at such other place (including remotely by other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. On the Option Closing Date, the Representative shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the aggregate purchase price for the Option Shares. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3            Deliverables. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a)            At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters as directed by the Representative;

(b)            At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter in form and substance reasonably satisfactory to the Representative, and as to each Option Closing Date, if any, a bring-down opinion and negative assurance letter from Company Counsel in form and substance reasonably satisfactory to the Representative;

(c)            At the Closing Date, a legal opinion of intellectual property legal counsel to the Company, including, without limitation, a negative assurance letter, addressed to the Underwriters in form and substance reasonably satisfactory to the Representative, and as to each Option Closing Date, if any, a bring-down opinion and negative assurance letter or statement from intellectual property legal counsel in form and substance reasonably satisfactory to the Representative;

(d)            Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance reasonably satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(e)            On the Closing Date and on each Option Closing Date, the duly executed and delivered Chief Financial Officer’s Certificate, in form and substance reasonably satisfactory to the Representative;

(f)            On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, substantially in form and substance reasonably satisfactory to the Representative;

(g)            On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in form and substance reasonably satisfactory to the Representative;

(h)            Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements; and

(i)             Such other customary certificates or documents as the Underwriters may have reasonably requested.

2.4            Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and on each Option Closing Date, if any, are subject to the following conditions being met:

(a)           the accuracy in all material respects when made and on the Closing Date and the Option Closing Date, as the case may be, (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate in all material respects as of such date);

(b)           all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(c)             the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(d)             the Registration Statement has become effective and at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. A prospectus containing Rule 430B Information shall have been filed with the Commission in the manner and within the period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430B. Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule;

(e)             by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(f)             the Company shall have filed a Notification: Listing of Additional Shares with Nasdaq with respect to the Closing Shares and the Option Shares to be sold at the Closing Date and shall have not received any objection thereto from The Nasdaq Stock Market LLC; and

(g)            prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) no stop order applicable to the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement, the Time of Sale Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Representative. The Representative represents and warrants that it is a division of American Capital Partners, LLC, which is a licensed broker-dealer under applicable federal and state securities law.

3.2            Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a)            Compliance with Registration Requirements. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on January 3, 2023, for the registration under the Securities Act of the Public Shares. The Registration Statement at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The conditions for use of Form S-3 set forth in the General Instructions thereto, including the transaction requirements with respect to primary offerings set forth in General Instruction I.B.1 and other conditions related to the offer and sale of the Public Shares have been satisfied. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company has advised the Representative of all further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement and Prospectus Supplement. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus, Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. Any reference in this Agreement to the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Prospectus, the Time of Sale Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus, the Time of Sale Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus Supplement, as the case may be. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

(b)            Disclosure. Each Preliminary Prospectus and the Prospectus when filed complied and in the case of the Prospectus, will comply, in all material respects with the Securities Act and Securities Act Regulations, if filed by electronic transmission pursuant to EDGAR, was or will be identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Public Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. As of the Applicable Time, the Time of Sale Prospectus did not, and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus as of its date (as amended or supplemented) did not, and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus, Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The representations and warranties set forth in the five immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 6.3 below.

(c)            Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Public Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, as of the date of such filing, in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Public Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Emerging Growth Company. From the time of the filing of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(e)          Testing-the-Waters Materials. The Company (i) has not alone engaged in any Section 5(d) Written Communication or Section 5(d) Oral Communication other than Permitted Section 5(d) Communications with the consent of the Representative with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representative to engage in such Permitted Section 5(d) Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications. The Company has not distributed or approved for distribution any Section 5(d) Written Communications other than those listed on Schedule IV hereto. Any individual Permitted Section 5(d) Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, complied in all material respects with the Securities Act, and when taken together with the Time of Sale Prospectus as of the Applicable Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Distribution of Offering Material by the Company. Prior to the completion of the Underwriters’ distribution of the Public Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Public Shares other than the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, and the free writing prospectuses, if any, identified on Schedule II hereto and any Permitted Section 5(d) Communications.

(g)           Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiary (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in all material respects in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), applied on a consistent basis during the periods involved, except as may be expressly stated in the related notes thereto; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, Preliminary Prospectus and the Prospectus that are not included or incorporated by reference as required; the Company and its Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, Preliminary Prospectus and the Prospectus and the free writing prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)          Conformity with EDGAR Filing. The Preliminary Prospectus and Prospectus delivered to the Representative for use in connection with the sale of the Public Shares pursuant to this Agreement will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(i)           Organization. The Company and its Subsidiary (as defined in Rule 405 under the Securities Act) (the “Subsidiary”) are duly organized, validly existing as a corporation and in good standing under the Laws of their respective jurisdictions of organization. The Company and its Subsidiary are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus, Preliminary and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(j)            Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, the Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X under the Act. The Company owns, directly or indirectly, all of the capital stock or other equity interests of its Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of its Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(k)           No Violation or Default. Neither the Company nor its Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or to which any of the property or assets of the Company or its Subsidiary are subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or its Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(l)            No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and the free writing prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and its Subsidiary taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or its Subsidiary, which is material to the Company and its Subsidiary taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or its Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or its Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement, Preliminary Prospectus or Prospectus (including any document incorporated by reference therein).

(m)            Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as set forth in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus or pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, Preliminary Prospectus and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms, in all material respects, to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus. The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as of the date referred to therein, there are no outstanding securities or instruments of the Company or its Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or its Subsidiary, or no outstanding securities or instruments of the Company or its Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or its Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Public Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(n)            Intentionally Omitted.

(o)            Authorization; Enforcement. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(p)           Authorization of the Public Shares. The Public Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, the Public Shares will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Public Shares, if and when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus, Preliminary Prospectus and the Prospectus.

(q)           Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, no Person has any right to cause the Company or its Subsidiary to effect the registration under the Securities Act of any securities of the Company or its Subsidiary.

(r)           No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Public Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of FINRA or NASDAQ (as defined below) in connection with the sale of the Public Shares.

(s)          No Preferential Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, (i) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii)  except for such rights which have been duly waived, no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Public Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Public Shares as contemplated thereby or otherwise.

(t)            Independent Public Accounting Firm. Ernst & Young LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(u)            Enforceability Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof.

(v)            No Litigation. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be disclosed in the Time of Sale Prospectus, Preliminary Prospectus, the Prospectus and the Registration Statement which has not been disclosed therein. Neither the Company nor its Subsidiary, nor to the Company’s knowledge, any director or officer thereof, is or has been the subject of any action before or by any Governmental Authority involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or its Subsidiary under the Exchange Act or the Securities Act.

(w)            Possession of Licenses and Permits. The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted as described in the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and the Registration Statement, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor its Subsidiary is in violation of, or in default under, any Governmental License, except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(x)            Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, including, without limitation, all such Health Care Authorizations required by the U.S. Food and Drug Administration (“FDA”), the Australian Therapeutic Goods Administration (“TGA”), the Department of Health and Human Services, the European Commission, the European Medicines Agency (“EMA”) or any other Health Regulatory Agencies engaged in the regulation of Biologics (as defined in the Public Health Service Act of 1944, as amended (42 U.S.C. § 201 et seq.)), except as would not be reasonably expected to result in a Material Adverse Effect. The Company has not received any written notice of proceedings, or have any knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance would not result in a Material Adverse Effect.

(y)            Compliance with Health Care Laws. The Company is, and has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company which may include but are not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. §3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286-287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA’) (42 U.S.C. §1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Basic Health and Human Services Policy for Protection of Human Research Subjects “Common Rule” as codified and enforced by the Department of Health and Human Services in 45 C.F.R. part 46 and enforced by FDA under 21 C.F.R. Part 50, Laboratory Animal Welfare Act of 1966, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Governmental Authority with jurisdiction over the Company or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company has not received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the European Commission, the EMA, the TGA or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with Health Care Laws. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority with jurisdiction over the Company. Additionally, neither the Company, nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(z)            Health Care Products Manufacturing. The manufacture of the Company’s products candidates by or on behalf of the Company, to the knowledge of the Company, is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s regulation pertaining to Biologics at 21 CFR Part 600, and, to the extent applicable, the respective counterparts thereof promulgated by the European Commission, the EMA, TGA or other Health Regulatory Agencies. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, the Company has not had any manufacturing site (whether owned by the Company or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to an FDA, European Commission, EMA, TGA or other Health Regulatory Agency shutdown or import or export prohibition, nor received any written FDA, European Commission, EMA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s products, processes or operations, or similar written correspondence or notice from the FDA, the European Commission, the EMA, the TGA or other Health Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, the European Commission, the EMA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA, the European Commission, the EMA, the TGA or any other Health Regulatory Agency is considering such action.

(aa)          Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company's knowledge, on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and regulations of the FDA, National Institute of Health, Department of Health and Human Services, the European Commission, the EMA, the TGA and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company has no knowledge of any research studies or trials not described in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus; (D) the Company has not received any written notices or correspondence from the FDA, the European Commission, the EMA, the TGA or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated that are described in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, and, to the Company's knowledge, there are no reasonable grounds for the same; (E) there has not been any violation of applicable Law or regulation by the Company in any of its product development efforts, submissions or reports to the FDA, the European Commission, the EMA, the TGA or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect; and (F) the research studies and clinical trials of Company are being conducted in an ethical and human manner under state, national or supra-national applicable Laws that are either equal or more stringent than applicable Laws and regulations enforced by the Department of Health and Human Services and FDA governing human, animal or non-human primate research participants and test subjects and such studies and the clinical trials are conducted, where applicable, under the auspices of a neutral and independent Institutional Animal Care and Use Committee or institutional review board and applicable state, national, or supra national agencies responsible for oversight.

(bb)          Possession of Intellectual Property. The Company owns, possesses or has other rights to use all licenses, all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of its business as described in the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and the Registration Statement (collectively, “Intellectual Property”), except where the failure to own or possess such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. The Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) any asserted rights of others with respect to any Intellectual Property used by the Company that would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all material Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)          Company IT Systems. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)          Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Public Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted in its SEC Reports including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or its Subsidiary, or for which the Company or its Subsidiary has commitments. Neither the Company nor its Subsidiary is in default with respect to any Indebtedness.

(ee)        No Material Defaults. Neither the Company nor its Subsidiary has defaulted on any installment on Indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on Indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(ff)         Certain Market Activities. Neither the Company nor its Subsidiary has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Public Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Public Shares, whether to facilitate the sale or resale of the Public Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(gg)       No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Public Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(hh)        Broker/Dealer Relationships. Neither the Company nor its Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(ii)           No Reliance. The Company has not relied upon any Underwriter or legal counsel for any Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Public Shares.

(jj)           Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company has accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge threatened, (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

(kk)         Title to Property. The Company has legal and valid title to all assets and properties described as owned by it in the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and the Registration Statement (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that is adverse to the rights of the Company under any lease. Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties.

(ll)           Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(mm)          Disclosure Controls. The Company and its Subsidiary maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus, the Preliminary Prospectus or Prospectus). Since the date of the latest audited financial statements of the Company included in the Preliminary Prospectus and Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus, the Preliminary Prospectus or Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiary is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing of its last Annual Report on Form 10 K (such date, the “Evaluation Date”). The Company presented in its last Annual Report on Form 10 K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(nn)            Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(oo)            Brokers. Neither the Company nor its Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(pp)          Employment Laws Compliance. The Company has not violated, or received any notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(qq)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. Neither the Company’s or its Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor its Subsidiary is a party to a collective bargaining agreement, and the Company and its Subsidiary believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or its Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or its Subsidiary to any liability with respect to any of the foregoing matters.

(rr)            Investment Company Act. Neither the Company nor its Subsidiary is, or will be, either after receipt of payment for the Public Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ss)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(tt)           Bank Holding Company Act. Neither the Company nor its Subsidiary or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor its Subsidiary or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor its Subsidiary or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(uu)            Money Laundering Laws. The Company has not, and to the Company’s knowledge, none of the officers or directors of the Company have, and, to the Company’s knowledge, none of the Company’s employees or agents purporting to act on behalf of the Company, as applicable, have made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or to the Company’s knowledge, threatened.

(vv)            Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Preliminary Prospectus and Prospectus which have not been described as required.

(ww)           ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xx)            Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is or was false or misleading.

(yy)         Margin Rules. Neither the issuance, sale and delivery of the Public Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz)          Insurance. The Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects. Neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(aaa)        Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA, as amended.

(bbb)       No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Public Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will (i) result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (a) such conflicts, breaches or defaults as may have been waived and (b) such conflicts, breaches and defaults that would not have a Material Adverse Effect; or (ii) result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

(ccc)        OFAC. The Company is not, and, to the Company’s knowledge, none of its directors, officers agents or employees purporting to act on behalf of the Company are currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

(ddd)      Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus, Preliminary Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(eee)       Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The NASDAQ Global Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(fff)         Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or its Subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus that have not been described as required.

(ggg)      Intentionally Omitted.

(hhh)      FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Public Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(iii)             Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a Lock-Up Agreement from each of the persons listed on Exhibit B. Such Exhibit B lists the directors and executive officers and certain stockholders of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(jjj)          Intentionally Omitted.

(kkk)       Cybersecurity. The Company and its Subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of known material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiary have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under HIPAA; (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiary are presently in material compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(lll)          Compliance with Data Privacy Laws. The Company and its Subsidiary are, and at all times during the last three (3) years were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA, and GDPR (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable Laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable Laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor its subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(mmm)    Primary Offering Eligibility. On June 16, 2023 the aggregate market value of the Company’s Common Stock was $75,000,000 million or more, therefore, the Company is eligible for use of Form S-3 set forth in the General Instructions thereto, including the transaction requirements with respect to primary offerings set forth in General Instruction I.B.1.

Any certificate signed by any officer of the Company or its Subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Public Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 3.2. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 2.3, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. It is agreed that documents filed and available on EDGAR satisfy this delivery requirement, unless specifically requested by the Underwriters. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date or any Option Closing Date, any offering material in connection with the offering and sale of the Public Shares other than the Prospectus, the Time of Sale Prospectus, the Prospectus Supplement, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to the Registration Statement or the Prospectus to which the Representative shall reasonably object in writing.

4.2           Federal Securities Laws.

(a)              Compliance. During the time when a Prospectus is required to be delivered under the Securities Act in connection with the sale of the Public Shares (the “Prospectus Delivery Period”), the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof and the Prospectus. If at any time during the Prospectus Delivery Period, when a Prospectus relating to the Public Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b)              Filing of Final Prospectus Supplement. The Company will file the Prospectus Supplement (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c)              Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act and will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(d)              Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 405 under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely filing with the Commission where required, legending and record keeping.

4.3           Delivery to the Underwriters of Prospectus. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as any amendment or supplement to the Registration Statement becomes effective, deliver to the Representative two original executed, as applicable, copies of such amendments or supplements thereto and copies of all exhibits filed therewith or incorporated therein by reference and all executed consents of certified experts.

4.4           Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until nine (9) months from the Execution Date, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5           Intentionally Omitted.

4.6           Expenses of the Offering.

(a)              General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Closing Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating to the registration or qualification of such Public Shares under the “blue sky” securities laws of such states and other foreign jurisdictions as the Company and Representative may together determine; (d) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), the Registration Statement, Prospectus and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (e) the costs of preparing, printing and delivering certificates representing the Public Shares; (f) fees and expenses of the Transfer Agent for the Public Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company) and of any escrow agent appointed to hold investors’ funds in connection with the Offering; (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative or the purchasers thereof; (h) the fees and expenses of accountants, auditors, and the Company’s legal counsel and other agents and representatives; (i) up to $100,000 for the fees and expenses of Mintz; (j) the costs for tombstones and/or other commemorative items; and (k) the costs and expenses of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the Closing Shares and Option Shares, including without limitation, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the Road Show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

4.7            Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus Supplement.

4.8            Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date, provided that the Company will be deemed to have satisfied such requirement to the extent such information is available on EDGAR.

4.9            Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10          Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11          FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of an Underwriter.

4.12          No Fiduciary Duties. The Company hereby acknowledges that the Representative and the other Underwriters are acting solely as underwriters in connection with the offering of the Public Shares. The Company further acknowledges that the Representative and the other Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Representative and the other Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Representative and the other Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the Execution Date. The Representative and the other Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms their understanding and agreement to that effect. The Company hereby further confirms its understanding that neither the Representative nor any other Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto, including any negotiation related to the pricing of the Public Shares. The Company acknowledges that it has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Representative and the other Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Public Shares, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Representative and the other Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by the Transaction Documents or any matters leading up to such transactions.

4.13          Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.14          Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 p.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, such consent not to be unreasonably withheld, during the Prospectus Delivery Period, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.15          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Public Shares is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Public Shares could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Public Shares.

4.16          Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option.

4.17          Listing of Common Stock. For a period of three years from the Execution Date, the Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Closing Shares and Option Shares on such Trading Market and promptly secure the listing of all of the Closing Shares and Option Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Closing Shares and Option Shares, and will take such other action as is necessary to cause all of the Closing Shares and Option Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then, for a period of three years from the Execution Date, use commercially reasonable efforts to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. As long as the Company’s securities are listed on a Trading Market, the Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.18          Subsequent Equity Sales. From the date hereof until 60 days after the Closing Date, without the prior written consent of the Representative, neither the Company nor its Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, other than the Exempt Issuances, or file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or a registration statement on Form S-8. For the avoidance of doubt, the Company shall not sell Common Stock pursuant to the Controlled Equity OfferingSM Sales Agreement, dated as of December 23, 2022, by and among the Company, Cantor Fitzgerald & Co. and B. Riley Securities, Inc. and the Purchase Agreement, dated as of March 10, 2023, by and between the Company and Lincoln Park Capital Fund, LLC during the Lock-Up Period.

4.19          Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.
DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Shares or Option Shares, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any Person substituted for a defaulting Underwriter. Any action taken under this Article shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.
INDEMNIFICATION

6.1            Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Public Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Prospectus or the Prospectus Supplement (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless, in each case, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in the Registration Statement the Prospectus or the Prospectus Supplement, or any amendment or supplement thereto, or in any application, as the case may be, it being agreed that such information so furnished shall consist solely of the Underwriter Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus Supplement, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the preliminary Prospectus Supplement was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Shares to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the final Prospectus Supplement, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees to promptly notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Shares or in connection with the Registration Statement, the Time of Sale Prospectus and the Prospectus.

6.2            Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3            Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any such application, it being agreed that such information provided by or on behalf of any Underwriter consists solely of the Underwriter Information. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4            Contribution.

(a)              Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b)              Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.
MISCELLANEOUS

7.1           Termination.

(a)              Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its good faith judgment will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Public Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s good faith judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares or to enforce contracts made by the Underwriters for the sale of the Public Shares.

(b)              Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of Mintz up to $75,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c)              Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth below that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

(a)              if sent to the Representative or any Underwriter, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:

  c/o Titan Partners Group LLC, a division of American Capital Partners, LLC

  4 World Trade Center, 29th Floor

  New York, NY 10007

  Attention: Michael Sands

  Email: notices@titanpartnersgrp.com

with a copy to Underwriters’ Counsel (which shall not constitute notice) at:

  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
  919 Third Avenue, New York, NY 10022
  Attention: Jeffrey Cohan
  Email: jdcohan@mintz.com

(b)             if sent to the Company, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:

  Cognition Therapeutics, Inc.
  2500 Westchester Avenue

  Purchase, NY 10577
  Attention: John Doyle, Chief Financial Officer
  Email: jdoyle@cogrx.com

  with a copy to the Company Counsel (which shall not constitute notice) at:

  Goodwin Procter LLP
  One Commerce Square, 2005 Market St 32nd Floor

  Philadelphia, PA 19103
  Attention: Rachael Bushey and Justin Platt
  Email: rbushey@goodwinlaw.com; jplatt@goodwinlaw.com

7.4            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the waiving party, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

7.8            Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Public Shares.

7.9            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered electronically, including by electronic signature (i.e., Docusign), e-mail delivery of a “.pdf” format data file or other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic signature page were an original thereof.

7.10          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	President and Chief Executive Officer

TITAN PARTNERS GROUP LLC,
A DIVISION OF AMERICAN CAPITAL PARTNERS, LLC
As the Representative of the several
Underwriters listed on Schedule I

By:	/s/ Adam Sands
	Name:	Adam Sands
	Title:	Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Purchase Price
Titan Partners Group LLC, a division of American Capital Partners, LLC	6,571,428	10,694,999.07
Total	6,571,428	10,694,999.07

Schedule I-1

SCHEDULE II

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Schedule II-1

SCHEDULE III

Pricing Information

Number of Closing Shares: 6,571,428

Number of Option Shares: 985,714

Public Offering Price per Closing Share and Option Share: $1.75

Underwriting Discount per Closing Share and Option Share: $0.1225

Proceeds to Company per Closing Share (before expenses): $1.6275

Proceeds to Company per Option Share (before expenses): $1.6275

Schedule III-1

SCHEDULE IV

Permitted Section 5(d) Communications

None.

Schedule IV-1